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EXHIBIT 23.1

CONSENT OF ERNST & YOUNG LLP

        We consent to the reference to our firm under the caption "Experts" in this Registration Statement on Form S-4 of USA Interactive and to the incorporation by reference therein of our report dated January 29, 2002, except for Note 21 as to which the date is July 23, 2002, with respect to the consolidated financial statements and financial statement schedule of USA Interactive included in its Annual Report (Form 10-K/A) for the year ended December 31, 2001, as amended by Amendments No. 1 and 2, filed with the Securities and Exchange Commission.

                      /s/ Ernst & Young LLP

New York, New York
December 20, 2002

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  EXHIBIT 23.1
CONSENT OF ERNST & YOUNG LLP